SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the  registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

         [_] Preliminary proxy statement

         [_] Confidential,  for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))

         [X] Definitive proxy statement

         [_] Definitive additional materials

         [_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          LINEAR TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

         [X] No fee required.

         [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                  (1) Title of each class of securities to which transaction applies: ___________

                  (2) Aggregate number of securities to which transaction applies: ___________

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_____

                  (4)   Proposed   maximum   aggregate   value  of  transaction:
                        ______________

                  (5)   Total fee paid: _____________

         [_] Fee paid previously with preliminary materials.

         [_] Check box if any part of the fee is offset as  provided by Exchange
             Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)   Amount Previously Paid: __________________

                  (2)   Form, Schedule or Registration Statement No.:
                        ___________________

                  (3)   Filing Party: ________________

                  (4)   Date Filed: ________________

                          LINEAR TECHNOLOGY CORPORATION

                              ---------------------

                    Notice of Annual Meeting of Shareholders
                         To Be Held on November 3, 1999


TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Linear Technology Corporation, a California corporation (the "Company"), will be held on November 3, 1999 at 3:00 p.m., local time, at the Company's principal executive offices, located at 720 Sycamore Drive, Milpitas, California 95035, for the following purposes:

                  1. To elect five directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.

                  2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending July 2, 2000.

                  3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record of the Company's Common Stock at the close of business on September 7, 1999, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if such shareholder has returned a proxy.


                                        FOR THE BOARD OF DIRECTORS

                                        Arthur F. Schneiderman
                                        Secretary

Milpitas, California
September 24, 1999


--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                          LINEAR TECHNOLOGY CORPORATION

                              ---------------------

                                 PROXY STATEMENT
                                       FOR
                       1999 ANNUAL MEETING OF SHAREHOLDERS

                              ---------------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed Proxy is solicited on behalf of the Board of Directors of Linear Technology Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held November 3, 1999, at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices, located at 720 Sycamore Drive, Milpitas, California 95035. The telephone number at that location is (408) 432-1900.

         These proxy solicitation materials and the Company's Annual Report to Shareholders for the year ended June 27, 1999, including financial statements, were mailed on or about September 24, 1999 to all shareholders entitled to vote at the Annual Meeting.

Proxies; Revocability of Proxies

         All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Paul Coghlan, Vice President of Finance and Chief Financial Officer) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting Rights and Solicitation of Proxies

         On all matters other than the election of directors, each share has one vote. Each shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected (which number is currently set at five) multiplied by the number of shares held by such shareholder, or may distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select. However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting, and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the shareholder's intention to cumulate votes. If any shareholder gives such notice, all shareholders may cumulate their votes for the candidates in nomination. In the event that cumulative voting is invoked, the proxy holders will have the discretionary authority to vote all proxies received by them in such a manner as to ensure the election of as many of the Board of Directors' nominees as possible. See "Proposal One--Election of Directors."

         The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, telegram, facsimile, e-mail or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

Quorum; Abstentions; Broker Non-Votes

         Under California law, all proposals submitted at the Annual Meeting require for their approval both the affirmative vote of a majority of the shares "represented and voting" at the Annual Meeting and the affirmative vote of a majority of the quorum required for the transaction of business. A quorum is established by the presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock "entitled to vote" at the Annual Meeting, including those shares as to which no votes are cast at the Annual Meeting. Accordingly, abstentions and broker non-votes will be counted as "entitled to vote" and thus represented for purposes of establishing a quorum, but will not be counted for purposes of determining the number of shares which are "represented and voting" with respect to a given proposal.

Deadline for Receipt of Shareholder Proposals; Discretionary Authority to Vote on Shareholder Proposals

         Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 2000 Annual Meeting must be received by the Company no later than May 27, 2000 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

         The  Company  may  use  its  discretionary   voting  authority  on  all
shareholder proposals not received by the Company on or prior to September 19, 1999.

Record Date and Voting Securities

         Shareholders of record at the close of business on September 7, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 154,222,197 shares of the Company's Common Stock, no par value, were issued and outstanding. No shares of the Company's Preferred Stock are outstanding. Based on the last reported sale on the Nasdaq National Market on September 7, 1999, the market value of one share of the Company's Common Stock was $67.50. For information regarding security ownership by management and by the beneficial owners of more than five percent of the Company's Common Stock, see "Beneficial Security Ownership of Directors, Officers and Certain Other Beneficial Owners."

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Nominees

         The Company's Bylaws currently provide for a board of five directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. In any event, the proxy holders cannot vote for more than five persons. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

         The names of the nominees, and certain information about them, are set forth below.

        Name Of Nominee         Age(1)              Principal Occupation               Director Since
------------------------------- --------   -----------------------------------------   ----------------
Robert H. Swanson, Jr. .........  61       Chairman and Chief Executive Officer of          1981
                                             the Company
David S. Lee ...................  62       Chairman, Cortelco Systems Holding               1988
                                             Corp.
Leo T. McCarthy ................  69       President, The Daniel Group                      1994
Richard M. Moley ...............  60       Former President and Chief Executive             1994
                                             Officer, StrataCom, Inc.
Thomas S. Volpe ................  48       General Partner, Volpe Brown Whelan &            1984
                                             Company, LLC

------------
(1)  As of September 7, 1999


         There are no family relationships among the Company's directors and executive officers.

         Mr. Swanson, a founder of the Company, has served as Chairman and Chief Executive Officer since April 1999. Prior to April 1999, Mr. Swanson served as President and Chief Executive Officer. Mr. Swanson has served as a director of the Company since its incorporation in September 1981. From August 1968 to July 1981, he was employed in various positions at National Semiconductor Corporation, a manufacturer of integrated circuits, including Vice President and General Manager of the Linear Integrated Circuit Operation and Managing Director in Europe.

         Mr. Lee is Chairman of the Board of Cortelco Systems Inc., Cortelco Kellogg, Open Data Systems and Telmax Communications, and a Regent of the University of California. Mr. Lee co-founded Qume Corporation in 1973 and served as Executive Vice-President of Qume until it was acquired by ITT Corporation in 1978. After the acquisition, Mr. Lee held the positions of Executive Vice President of ITT Qume until 1981, and President of ITT Qume through 1983. From 1983 to 1985, he served as Vice President of ITT and as Group Executive and Chairman of its Business Information Systems Group. In 1985, he became President and Chairman of Data Technology Corp. ("DTC"), and in 1988 DTC acquired and merged with Qume. Currently, Mr. Lee is a member of the Board of Directors of ACT Manufacturing Inc., Centigram Communications Corporation, and Daily Wellness Co. Mr. Lee also serves as a board member of Directors of the California Chamber of Commerce, as Commissioner of California Postsecondary Education Commission and as President of Asian Cultural Teachings. Mr. Lee served as an adviser to Presidents George Bush and Bill Clinton on the Advisory Committee on Trade Policy and Negotiation (Office of the U.S. Trade Representative/Executive Office of the President) and to Governor Pete Wilson on the California Economic Development Corporation (CalEDC) and the Council on California Competitiveness. Mr. Lee founded and served as Chairman of the Chinese Institute of Engineers, the Asian American Manufacturers' Association and the Monte Jade Science and Technology Association.

         Mr. McCarthy has served since January 1995 as President of The Daniel Group, a partnership engaged in real estate and stock investment opportunities and international trade consultation. Mr. McCarthy retired from elective office in 1994 after twelve years as Lieutenant Governor of the State of California. His primary responsibility as Lieutenant Governor was to help businesses start and grow through his role as chair of the California Commission for Economic Development. Mr. McCarthy also serves on the Boards of two mutual funds, the Parnassus Funds and Forward Funds.

         Mr. Moley served as Chairman, President and Chief Executive Officer of StrataCom, Inc., a network systems company, from June 1986 until its acquisition by Cisco Systems, Inc., a provider of computer internetworking solutions, in July 1996. Mr. Moley served as Senior Vice President of Cisco until August 1997, when he became a consultant and private investor. Mr. Moley served in various executive positions at ROLM Corporation, a telecommunications company, from 1973 to 1986, most recently as a Group Vice President. Prior to joining ROLM, he held management positions in software development and marketing at Hewlett-Packard Company. Mr. Moley serves as a director of CIDCO Incorporated, Netro and Echelon Corporation.

         Mr. Volpe is Chief Executive Officer of Volpe Brown Whelan & Company, LLC (formerly Volpe, Welty & Company), a private investment banking and risk capital firm. Until April 1986, he was President and Chief Executive Officer of Hambrecht & Quist Incorporated, an investment banking firm with which he had been affiliated since 1981.

Vote Required and Recommendation of Board of Directors

         The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors. Votes withheld will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but will not be counted as votes cast in the election of directors.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

                                  PROPOSAL TWO

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the year ending July 2, 2000, and recommends that the shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended June 30, 1982. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement and are expected to be available to respond to appropriate questions from shareholders.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 2, 2000.

                   INFORMATION CONCERNING BENEFICIAL SECURITY
                          OWNERSHIP, BOARD OF DIRECTORS
                           AND MANAGEMENT COMPENSATION

Security Ownership

         The following table sets forth certain information known to the Company regarding  the  beneficial  ownership  of the  Company's  Common Stock as of the
Record  Date,  by (a) each  beneficial  owner of more  than 5% of the  Company's
Common Stock,  (b) the Company's Chief Executive  Officer and the Company's four
other  most  highly   compensated   executive   officers   during   fiscal  1999
(collectively, the "Named Executive Officers"), (c) each director of the Company and (d) all directors and executive  officers of the Company as a group.  Except as otherwise  indicated,  each person has sole voting and investment  power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.


                                                        Shares       Percentage
                                                     Beneficially   Beneficially
      Beneficial Owner                                   Owned          Owned
      ----------------                                   -----          -----
Janus Capital Corporation(1) ......................    19,273,170       12.5%
     100 Fillmore Street
     Denver, CO 80206-4923

Putnam Investments, Inc.(2) .......................    15,167,336        9.8%
     One Post Office Square
     Boston, MA 02109

FMR Corp.(3) ......................................    14,646,690        9.5%
     82 Devonshire Street
     Boston, MA 02109

Robert H. Swanson, Jr.(4) .........................       482,900         *
Robert C. Dobkin(5) ...............................       766,176         *
Clive B. Davies(6) ................................       743,628         *
Paul Coghlan(7) ...................................       396,724         *
Hans J. Zapf(8) ...................................       228,500         *
Thomas S. Volpe(9) ................................        88,000         *
David S. Lee(10) ..................................        48,000         *
Leo T. McCarthy(11) ...............................        93,000         *
Richard M. Moley(12) ..............................        64,000         *
All directors and executive officers as a
  group (14 persons)(13) ..........................     3,193,628        2.0%

------------
*    Less than one percent of the outstanding Common Stock.
 (1) As reported by Janus Capital Corporation ("Janus Capital") as of February 5, 1999. Includes 15,355,430 shares beneficially owned by Janus Fund. Janus Capital and Janus Fund have shared voting power and shared dispositive power with respect to the shares beneficially owned by Janus and Janus Fund.
 (2) As reported by Putnam Investments, Inc. as of February 18, 1999. Consists of 14,830,736 shares held by Putnam Investment Management, Inc. ("PIM") and 336,600 shares held by The Putnam Advisory Company, Inc. ("PAC"), each a registered investment advisor under the Investment Advisers Act of 1940. PIM and PAC are deemed to be beneficial owners of the shares held by their respective investment advisory clients. Putnam Investments, Inc. ("PI"), a wholly owned subsidiary of Marsh & McLennan Companies, Inc. ("MMC"), is the sole owner of PIM and PAC. PI and MMC disclaim the power to vote or dispose of, or to direct the voting or disposition of, any of the securities owned by PIM and PAC.

                                        6



 (3) As reported by Fidelity Management & Research Company ("FMRC") as of September 7, 1999. Includes 13,290,610 shares beneficially owned by FMRC, 1,324,080 shares beneficially owned by Fidelity Management Trust Company, and 32,000 shares beneficially owned by Fidelity International Limited. FMR Corp. has sole voting power with respect to 1,356,080 shares and has sole dispositive power with respect to the 14,646,690 shares.
 (4) Includes 221,400 shares issued in the name of Robert H. Swanson, Jr. and Sheila L. Swanson, Trustees of the Robert H. Swanson, Jr. and Sheila L. Swanson Trust U/T/A dated May 27, 1976. Also includes 261,500 shares issuable pursuant to options exercisable within 60 days of September 7, 1999.
 (5) Includes 374,676 shares issued in the name of Robert C. Dobkin and Kathleen
     C. Dobkin, Trustees of the Dobkin Family Trust U/D/T 9/16/91. Also includes 391,500 shares issuable pursuant to options exercisable within 60 days of September 7, 1999.
 (6) Includes 318,128 shares issued in the name of Clive B. Davies and Carol B. Davies, Trustees of the Davies Living Trust 9/9/94. Also includes 425,500 shares issuable pursuant to options exercisable within 60 days of September 7, 1999.
 (7) Includes 359,500 shares issuable pursuant to options exercisable within 60 days of September 7, 1999.
 (8) Includes 200,500 shares issuable pursuant to options exercisable within 60 days of September 7, 1999.
 (9) Consists of 88,000 shares issuable pursuant to options exercisable within 60 days of September 7, 1999.
(10) Consists of 48,000 shares issuable pursuant to options exercisable within 60 days of September 7, 1999.
(11) Consists of 93,000 shares issuable pursuant to options exercisable within 60 days of September 7, 1999.
(12) Consists of 64,000 shares issuable pursuant to options exercisable within 60 days of September 7, 1999.
(13) Includes 2,214,200 shares issuable pursuant to options exercisable within 60 days of September 7, 1999.


Board Meetings And Committees

         The Board of Directors of the Company held a total of four meetings during the fiscal year ended June 27, 1999. No director attended fewer than 75% of the meetings of the Board of Directors and the Board committees upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

         The Audit Committee of the Board of Directors currently consists of directors Lee, McCarthy, Moley and Volpe, and held a total of four meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

         The Compensation Committee of the Board of Directors currently consists of directors Lee, McCarthy, Moley and Volpe, and held a total of four meetings during the last fiscal year. The Committee reviews and approves the Company's executive compensation policy, including the salaries and target bonuses of the Company's executive officers, and administers the Company's employee stock plans.

Director Compensation

         The Company currently pays each non-employee director an annual retainer of $20,000 and a fee of $1,500 for each meeting of the Board of Directors attended. Directors are generally eligible to receive options under the Company's stock option plans.

Compensation Committee Interlocks and Insider Participation

         The Company's Compensation Committee currently consists of directors Lee, McCarthy, Moley and Volpe. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

Section 16(a) Beneficial Ownership Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and of changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and ten percent shareholders are also required by Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon its review of copies of such forms and amendments, if any, received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that it has complied with all Section 16(a) filing requirements applicable to its executive officers and directors during the year ended June 27, 1999, except that Lothar Maier, the Company's Vice President and Chief Operating Officer, reported the receipt of an option late and Timothy D. Cox, the Company's Vice President of North American Sales, reported one sale of stock late.

Executive Officer Compensation

         The following table sets forth all compensation received for services rendered to the Company in all capacities, for the last three fiscal years ended June 27, 1999, by the Named Executive Officers:


                                                     Summary Compensation Table

                                                                                                      Long Term
                                                               Annual Compensation                  Compensation
                                                  -------------------------------------------       -------------
                                                                                                       Shares
                                                                                                      Underlying      All Other
Name and Principal Position                       Year          Salary              Bonus(1)          Options(2)   Compensation(3)
---------------------------                       ----        ----------           ----------         ----------   ---------------
Robert H. Swanson, Jr. .........................  1999        $  283,488           $1,340,347           100,000        $   33,064
 Chairman and Chief                               1998           268,258            1,273,804           250,000            23,790
 Executive Officer                                1997           262,260              827,910           400,000            22,139

Clive B. Davies ................................  1999        $  253,615           $1,064,105            65,000        $   22,576
 President                                        1998           241,662              979,622           130,000            22,620
                                                  1997           224,315              641,303           200,000            21,083

Robert C. Dobkin ...............................  1999        $  249,677           $  853,018            45,000        $   22,250
 Vice President, Engineering                      1998           237,717              908,210           190,000            22,172
 and Chief Technical Officer                      1997           220,683              610,080           300,000            20,372

Paul Coghlan ...................................  1999        $  244,677           $  881,256            35,000        $   21,440
 Vice President, Finance and                      1998           232,833              861,497            90,000            21,820
 Chief Financial Officer                          1997           215,620              573,807           140,000            20,379

Hans J. Zapf ...................................  1999        $  231,157(4)        $  431,455            25,000        $   22,250
 Vice President,                                  1998           218,827(4)           486,689            80,000            22,258
 International Sales                              1997           231,284(4)           359,278           140,000            20,352

------------
(1) Includes cash profit sharing and cash bonuses earned for the fiscal year, whether accrued or paid.
(2) All stock numbers reflect the two-for-one split of the Company's Common Stock in February 1999.
(3) Includes insurance premiums paid by the Company under its life insurance program. Also includes 401(k) profit sharing distributions earned during the fiscal year.
(4)  Includes sales commissions earned by Mr. Zapf for the fiscal year.

Option Grants in Last Fiscal Year

         The following table shows, as to the Named Executive Officers, information concerning stock options granted during the year ended June 27, 1999.

                                                           Individual Grants
                                         ---------------------------------------------------------
                                                                                                         Potential Realizable
                                         Number of     Percent of                                              Value at
                                        Securities   Total Options                                      Assumed Annual Rates of
                                        Underlying     Granted to     Stock Price     Appreciation        for Option Term(3)
                                         Options      Employees in   Exercise Price    Expiration     ---------------------------
             Name                        Granted     Fiscal Year(1)    Per Share        Date(2)            5%               10%
             ----                        -------     --------------    ---------        -------            --               ---
Robert H. Swanson, Jr. ...........       100,000          2.0%         $  56.3125      04/13/09        $3,541,463        $8,974,760
Clive B. Davies ..................        65,000          1.3             56.3125      04/13/09         2,301,951         5,833,594
Robert C. Dobkin .................        45,000          0.9             56.3125      04/13/09         1,593,658         4,038,642
Paul Coghlan .....................        35,000          0.7             56.3125      04/13/09         1,239,512         3,141,166
Hans J. Zapf .....................        25,000          0.5             56.3125      04/13/09           885,366         2,243,690

------------
(1) The Company granted to employees in fiscal 1999 options to purchase 4,976,000 shares of Common Stock.
(2) Options may terminate before their expiration upon the termination of optionee's status as an employee, director or consultant, the optionee's death or disability or an acquisition of the Company.
(3) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of approximately 63% (at 5% per year) and 159% (at 10% per year).  If the  price  per  share of the  Company's  Common  Stock  were to increase at such rates from the price at the date of the above grants--$56.3125 per share--over the next 10 years, the resulting stock price at 5% and 10% appreciation would be approximately $91.73 per share and approximately $146.06 per share, respectively. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock price growth.


Option Exercises And Holdings

         The following table provides information with respect to option exercises in fiscal 1999 by the Named Executive Officers and the value of such officers' unexercised options at June 27, 1999.


                         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                                        Number of Shares Underlying       Value of Unexercised
                                                                           Unexercised Options at        In-the-Money Options at
                                         Shares                                Fiscal Year-end              Fiscal Year-end(3)
                                        Acquired        Value         --------------------------------   ---------------------------
             Name                    on Exercise(1)  Realized(2)      Exercisable(1)  Unexercisable(1)   Exercisable   Unexercisable
             ----                    --------------  -----------      --------------  ----------------   -----------   -------------
Robert H. Swanson, Jr. .............     223,500     $ 8,992,091         186,500          500,000        $ 8,576,938     $17,706,250
Clive B. Davies ....................     120,000       5,920,001         386,000          269,000         20,136,375       9,082,688
Robert C. Dobkin ...................      40,000       1,805,938         338,000          347,000         16,895,375      13,181,188
Paul Coghlan .......................     125,000       5,864,779         333,000          177,000         17,722,563       6,269,313
Hans J. Zapf .......................     110,000       5,477,185         176,000          159,000          8,963,562       5,923,938

------------
(1) All stock numbers reflect the two-for-one split of the Company's Common Stock in February 1999.
(2) Market value of underlying securities on the exercise date, minus the exercise price.
(3) Value is based on the last reported sale price of the Common Stock on the Nasdaq National Market of $62.00 per share on June 25, 1999 (the last trading day for fiscal 1999), minus the exercise price.

                               PERFORMANCE GRAPH

         The following graph shows a five-year comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for Linear Technology Corporation, the Nasdaq National Market and the Semiconductor Subgroup of the S&P Electronics Index (the "Semiconductor Index"). The graph assumes that $100 was invested in the Company's Common Stock, in the Nasdaq National Market and in the Semiconductor Index on the last trading day of the Company's 1994 fiscal year. Note that historic stock price performance is not necessarily indicative of future stock price performance.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                Jun-94  Jun-95  Jun-96  Jun-97   Jun-98  Jun-99
                                ------  ------  ------  ------   ------  ------
Linear Technology Corporation     100     151     138     239     279     625
Nasdaq National Market            100     132     168     204     268     380
Semiconductor Index               100     189     173     324     328     567

                          COMPENSATION COMMITTEE REPORT

Introduction

         The Compensation Committee of the Board of Directors (the "Committee") is composed only of non-employee directors. It is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, executive salary levels and variable compensation programs, both cash-based and equity-based. The Committee generally determines base salary levels for executive officers of the Company at or about the start of each fiscal year and determines actual bonuses at the end of each six-month fiscal period based upon Company and individual performance.

Compensation Philosophy

         The Committee has adopted an executive pay-for-performance philosophy covering all executive officers, including the Chief Executive Officer. This philosophy emphasizes variable compensation in order to align executive compensation with the Company's business objectives and performance and to attract, retain and reward executives who contribute both to the short-term and long-term success of the Company. Pay is sufficiently variable that above-average performance results in above-average total compensation, and below-average performance for the Company or the individual results in below-average below-average performance for the Company or the individual results in below-average total compensation. The focus is on corporate performance and individual contributions toward that performance.

Compensation Program

         The Company has a comprehensive compensation program which consists of cash compensation, both fixed and variable, and equity-based compensation. The program has four principal components, which are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company. These components are:

         Cash-Based Compensation

                  Base Salary--Base salary is predicated on industry and peer group comparisons and on performance judgments as to the past and expected future contribution of the individual executive officer. In general, salary increases are made based on median increases in salaries for similar executives of similar-size companies in the high technology industry.

                  Profit Sharing--Profit sharing payments are distributed semi-annually to all employees, including executives, from a profit sharing pool. The amount of the pool is largely determined by the magnitude of sales and operating income for the six-month period. This pool is distributed to all eligible employees based on the ratio of their individual salary to total salaries for all employees. A portion of this profit sharing is paid directly into a 401(k) retirement plan for all employees.

                  Bonuses--The Company has a discretionary key employee incentive pool pursuant to which executive officers and a limited number of key employees may receive semi-annual cash bonuses. Targets for sales growth and operating income as a percentage of sales influence the size of the pool. Individual payments are made based on the Company's achievement of these targets and upon the individual's personal and departmental performance.

         In 1996, the Company adopted a senior executive bonus plan to facilitate, under Section 162(m) of the Internal Revenue Code, the federal income tax deductibility of compensation paid to the Company's most highly compensated executive officers. In fiscal 1999, the participants were Messrs. Swanson, Davies, Dobkin and Coghlan. In fiscal 2000, the plan will include the Chief Executive Officer and each of the Company's four other most highly compensated executive officers.

         Equity-Based Compensation

                  Stock Options--Stock options are granted periodically to provide additional incentive to executives and other key employees to work to maximize long-term total return to shareholders. The options vest over a five-year period to encourage option holders to continue in the employ of the Company. Over 37% of worldwide employees have received stock options. In granting options, the Compensation Committee takes into account the number of shares and outstanding options already held by the individual.

Chief Executive Officer Compensation

         The Committee uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer.

Compensation Limitations for Tax Purposes

         The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the federal Revenue Reconciliation Act of 1993. Section 162(m) generally disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Officers, unless compensation is performance-based. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. In fiscal 1997, the Company implemented the Senior Executive Bonus Plan in order to qualify certain bonus payments to the Named Officers as performance-based compensation under Section 162(m). The Committee believes that the implementation of the Senior Executive Bonus Plan enables the Company to compensate its executive officers in accordance with its pay-for-performance philosophy while maximizing the deductibility of such compensation. However, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Summary

         The Committee believes that a fair and motivating compensation program has played a critical role in the success of the Company. The Committee reviews this program on an ongoing basis to evaluate its continued effectiveness.


                                          Respectfully submitted by:


                                          The Compensation Committee


                                          David S. Lee
                                          Thomas S. Volpe
                                          Leo T. McCarthy
                                          Richard M. Moley

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.


                                     BY ORDER OF THE BOARD OF DIRECTORS


Dated: September 24, 1999

                                                                      APPENDIX A


--------------------------------------------------------------------------------
PROXY                     LINEAR TECHNOLOGY CORPORATION                    PROXY

                       1999 ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned shareholder of Linear Technology Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 24, 1999 and hereby appoints Robert H. Swanson, Jr. and Paul Coghlan, or either of them, as attorneys-in-fact, each with full power, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of Linear Technology Corporation to be held on November 3, 1999, at 3:00 p.m. local time, at the Company's principal executive offices, located at 720 Sycamore Drive, Milpitas, California 95035, and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their descretion, upon such other matter or matters which may properly come before the meeting and any adjournment thereof.

         The proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the specified nominees as directors, FOR the ratification of the appointment of Ernst & Young LLP as independent auditors, and as said proxies deem advisable on such other matters as may properly come before the meeting.

                 (Continued, and to be signed on the other side)
--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                                                                 [X] Please mark
                                                                      votes as
                                                                       in this
                                                                       example.


1. ELECTION OF DIRECTORS.                 FOR    WITHHELD
   NOMINEES:                              ALL    FROM ALL
   Robert H. Swanson, Jr.;             NOMINEES  NOMINEES
   David S. Lee; Leo T. McCarthy;         [ ]      [ ]
   Richard M. Moley; Thomas S. Volpe

   INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

   [ ] _____________________________
       For all nominees except
       as noted above

2. Proposal to ratify the  appointment  of Ernst &    FOR     AGAINST   ABSTAIN
   Young LLP as the  independent  auditors  of the    [ ]       [ ]       [ ]
   Company.

   In their discretion, upon such other matter or matters which may properly come before the meeting and any postponement or adjournment thereof.


THIS  PROXY  WILL BE  VOTED  AS  DIRECTED,  OR,  IF NO  CONTRARY  DIRECTIONS  IS
INDICATED, WILL BE VOTED FOR THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THIS MEETING.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

___________________________________     [ ]

___________________________________


Signature(s) _____________________________________   Dated ____________________

This Proxy should be marked, dated, signed by the shareholders exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.

Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^